UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	November 18, 2009

JENNIFER CONVERTIBLES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9681	11-2824646
(Commission File Number)	(IRS Employer Identification No.)

417 Crossways Park Drive, Woodbury, New York	11797
(Address of Principal Executive Offices)	(Zip Code)

(516) 496-1900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

       On November 18, 2009, we received notice from the affiliated private company (the “related company”) that it would be in default of its obligations to us with respect to a scheduled payment of $975,000. The related company has been late making payments several times recently, but has always made the required payment within the 30 day grace period and avoided a default.

       The related company submitted a payment of $625,000 and advised that it expected to pay the $350,000 balance by December 10, 2009 and that payments due in November and December would be late. The related company advised that it expected to cure its default by February 28, 2010. The related company owes us approximately $4,300,000, including the $350,000 which is in default, as of November 24, 2009.

       We are currently evaluating how to proceed in light of the default.

       On November 23, 2009, we executed a lease agreement to open an additional Ashley Furniture HomeStore on Flatbush Avenue in Brooklyn, New York.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2009	Jennifer Convertibles, Inc.

	By:	/s/ Harley J. Greenfield
	Name:	Harley J. Greenfield
	Title:	Chief Executive Officer